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                                                                                                       Exhibit 11


                                                                CityFed Financial Corp.
                                                 Statement Regarding the Computation of Per Share Loss



                                                  Three Months Ended                   Nine months ended
                                                     September 30,                       September 30,
                                                 1996              1995             1996              1995

Computation of Loss Per Share:

Weighted average number of shares
       outstanding                              18,714,646      18,714,646        18,714,646        18,714,646


Loss applicable to  common stock:1


       From continuing operations
                                               $(2,088,000)    $(2,129,000)      $ (6,307,000)     $(6,229,000)
                                               ===========     ===========       ============      ===========

       From discontinued operations
                                               $  (200,000)    $  (500,000)      $ (4,350,000)     $(1,200,000)
                                               ===========     ===========       ============      ===========

       Net Loss                                $(2,288,000)    $(2,629,000)      $(10,657,000)     $(7,429,000)
                                               ===========     ===========       ============      ===========


Loss per share:


       From continuing operations
                                                   $(0.11)          $(0.11)           $(0.34)           $(0.33)
                                                   =======          =======           =======           =======

       From discontinued operations
                                                   $(0.01)          $(0.03)           $(0.23)           $(0.07)
                                                   =======          =======           =======           =======

       Net Loss                                    $(0.12)          $(0.14)           $(0.57)           $(0.40)
                                                   =======          =======           =======           =======

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1 Losses applicable to Common Stock are net of preferred stock dividends for the three months ended September 30, 1996 and 1995 in the amount of $2,159,000 in each period. Losses applicable to Common Stock are net of preferred stock dividends for the nine months ended September 30, 1996 and 1995 in the amount of $6,477,000 in each period.